HEIDRICK & STRUGGLES

Investor Meetings
February 2003

Safe Harbor Statement

This presentation contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract and retain qualified executive search consultants; further deterioration of the economies in the United States, Europe, or elsewhere; social or political instability in overseas markets; price competition; an inability to achieve the planned cost savings from our cost-reduction initiatives; an inability to sublease or assign unused office space; our ability to generate profits in order to ensure that our deferred tax assets are realizable; and delays in the development and/or implementation of new technology and systems. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Heidrick & Struggles

- World's premiere executive search and leadership consulting firm
  - Executive Search
  - Leadership Services
    - Executive assessment and coaching
    - Interim executive placement
- Global network of approximately 325 consultants working from 52 offices in principal cities of the world

Diverse Geographic Mix*



Latin America
3%
Asia Pacific
6%
North America
55%
Europe
36%

* 2002 revenue

Diverse Industry Practice Mix*



Professional Services 6%
Education/Nonprofit; Other 4%
Health Care 9%
Financial Services 28%
Consumer 16%
Technology 18%
Industrial 19%

* 2002 revenue

Our Mission

We help our clients build the best leadership teams in the world

Focus on Top-Level Services

- Board, CEO and other senior-level searches generate the majority of our revenue
- Advantages of top-level searches
  - Provides access and influence with decision makers
  - Strengthens the Heidrick & Struggles brand
  - Generates higher fees per search
  - Establishes barriers to entry
  - Attracts and retains high-caliber consultants
  - Increases probability of downstream work

Representative CEO/Board Searches in 2002

IKON Office Solutions

CHUBB

Tomkins

GAP

CalPERS

TIAA CREF

The NutraSweet Company

NUCOR

NUCOR

BERTELSMANN media worldwide

HARRIS

BAUSCH & LOMB

Principal Financial Group

KENDALL-JACKSON

NS NORFOLK SOUTHERN

Washington

GOODRICH

Revenue Performance & Consultant Headcount



Annual Revenue in Millions
$800
$700
$600
$500
$400
$300
$200
$100
Number of Consultants
600
500
400
300
200
100
Average Number of Consultants
180
206
253
316
369
441
545
507
391
$167
$212
$276
$342
$436
$594
$790
$456
$351
Revenue
1995
1996
1997
1998
1999
2000
2001 Budget
2001
2002

Realigned Cost Structure

- Reduced costs by over $200 million
  - Reduced workforce by 40%
  - Eliminated excess real estate, bringing the number of offices down from a high of 80 in 2001 to 52 today
  - Reduced management roles by 30%
  - Implemented centralized purchasing programs

2002 Q4 Actions & Charge

- Fourth quarter charge of $25.4 million
- Reduced excess capacity
  - 236 positions eliminated, including 61 executive search and management search consultants
  - Majority in Europe: 156 total positions eliminated
- Closed or consolidated additional offices

2002 Accomplishments

- Achieved marginal profitability on a pro forma basis despite a $100 million decrease in revenue
- Ended 2002 with more cash than we had at the end of 2001
- Improved the payout rate of consultants' performance-based compensation to aid retention
- Invested in some important initiatives
  - Leadership Services
  - China Joint Venture
  - Key Account Management training
  - Quality Programs
  - Hiring of 30 Consultants

Pro Forma Financial Results*

(Dollars in millions, except per share data)

Fourth Quarter Ended	Dec. 31, 2002	Dec. 31, 2001	YOY Change
Net Revenue	$78.2	$88.5	$(10.3)
Net Income (Loss)	$ 1.7	$ (4.9)	$ 6.6
Per Share	$ 0.09	$ (0.27)	$ 0.36

Twelve Months Ended	Dec. 31, 2002	Dec. 31, 2001	YOY Change
Net Revenue	$350.7	$455.5	$(104.8)
Net Income (Loss)	$ 0.9	$ (1.0)	$ 1.9
Per Share	$ 0.05	$ (0.05)	$ 0.10

* Pro forma results exclude special charges primarily for severance and office closings, gains and losses on the company's equity and warrant portfolio, and write-downs on investments in technology venture capital funds. Also excluded are goodwill amortization and reimbursements of out-of-pocket expenses.

Strong Balance Sheet

- Ended 2002 with $110 million cash and no debt
- Expect a minimum of $70 million cash at end of first quarter 2003
- Cash flow positive in 2002 despite significant restructuring activity
- Cash flow should improve due to margin improvement in 2003

Outlook

2003 Year

- Revenue flat to down modestly vs. 2002
- Better revenue performance expected in second half of 2003
- Operating margin will range from 3% to 5%

First Quarter 2003

- Expected revenue range of $75-$85 million
  - Corresponding pro forma results would range from a loss per share of $0.15 to diluted earnings per share of $0.07

Strategic Initiatives

- Expand share of senior-level services to client organizations
- Build broader, deeper client relationships
- Attract and retain consultants
- Improve profitability, cash flow

This Is A Growth Business

- The past four years have been aberrations
  - 1999 and 2000 saw hyper-growth
  - 2001 and 2002 saw severe contraction
- 1993-1998 CAGR was 24%
- Double-digit growth rates should return when the economy improves
- Fundamentals remain strong

Fundamentals Are Strong

- Shortage of management talent
- Higher-caliber talent is aspirant and mobile
- Executive management tenures are at an all time low
- Focus on corporate governance will create opportunities
- Cash compensation of placements will continue to rise

Summary

Strengths

- Premier brand name in executive search
- Unparalleled group of consultants
- Outstanding client base
- Strongest balance sheet in the sector

Goals

- Capitalize on our strengths
- Improve margins and cash flow
- Continue to invest in people and initiatives

HEIDRICK & STRUGGLES